Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-214888) and Form S-8 (Nos. 333-187796 and 333-215511) of Hi-Crush Partners LP (the “Partnership”) of our report dated February 23, 2017 relating to the financial statements of Hi-Crush Whitehall LLC, which appears in this Current Report on Form 8‑K of Hi-Crush Partners LP.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 23, 2017